Exhibit 99.1


      Advanced Biotherapy Signs Memorandum of Understanding with Battelle;
        Use of Monoclonal Antibodies as Treatment for Anthrax and Plague


     WOODLAND HILLS, Calif.--(BUSINESS WIRE)--March 22, 2006--Advanced Biotherapy, Inc. (OTCBB:ADVB) today announced that it has entered into an initial Memorandum of Understanding (MOU) with Battelle for the development and use of monoclonal antibodies to treat humans and animals exposed to anthrax and plague as well as autoimmune diseases.
     Edmond Buccellato, Chief Executive Officer of Advanced Biotherapy, stated, "Given the continued global threat of bioterrorism, the purpose of this initial MOU is to establish the basis for a cooperative institutional relationship between the Company and Battelle to jointly participate in the 'Initiatives for Proliferation Prevention' projects of the U.S. Department of Energy, specifically regarding the development of anti-cytokine therapy as a treatment for anthrax and plague affecting humans and animals. This program is related to matters of homeland security, safety and other public health interests. It is the intent of our Company and Battelle to enter into further collaborative relationships for using anti-cytokine therapy in treating other autoimmune conditions for which we have extensive experience and patent protection."

     About Advanced Biotherapy

     Headquartered in Los Angeles with laboratories in Columbia, Maryland, Advanced Biotherapy, Inc. is dedicated to pioneering the development of innovative antibody and other anticytokine therapies for treating severe and widespread autoimmune diseases. The Company's investigational therapies treat autoimmune diseases at their source, neutralizing biologic imbalances that impair immune system function. Its core technology is protected under U.S. patents and patents pending for the use of a class of inhibitors to the cytokines known as interferon-gamma and tumor necrosis factor-alpha. They also cover the use of inhibitors to other cytokines for treating a range of autoimmune diseases. The Company has demonstrated the effectiveness of its scientific strategy by conducting investigational clinical trials treating patients suffering from multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including psoriasis.

     About Battelle

     Battelle is a global science and technology enterprise that develops and commercializes technology and manages laboratories for customers. Headquartered in Columbus, Ohio, Battelle has a vast science and technology reach. Battelle, with the national labs it manages or co-manages, oversees 19,000 staff members and conducts $3.4 billion in annual research and development. Battelle provides solutions and develops innovative products, helping commercial customers leverage technology into a competitive advantage. Battelle also teams with more than 800 federal, state and local government agencies, providing cost-effective science and technology in the areas of national security, homeland defense, health and life sciences, energy, transportation and environment.

     Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan or plans," "believe," "could," "may" or other words and terms of similar meaning. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. There are no assurances that the Company's product candidates will receive regulatory approval. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.


     CONTACT: Advanced Biotherapy, Inc.
              Amy Buccellato, 818-883-6716